UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Exhibit 10.1
Exhibit 99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurance that the results will be attained.

Item 5.	Other Events

On June 22, 2004, CanArgo Energy Corporation (“CanArgo”) issued a Press Release announcing that Ninotsminda Oil Company, its operating subsidiary responsible for the Manavi area, had signed a contract with Great Wall Drilling Company Limited of China to supply drilling services for the drilling of a first appraisal well (M12) on the Manavi oil discovery in Georgia, with an option to drill further wells.

A copy of the Press Release is attached hereto as Exhibit 99.1 and a copy of the Contract between Ninotsminda Oil Company and Great Wall Drilling Company Limited is attached as Exhibit 10.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

10.1	Agreement number GN — 070/RIG/NOC for the provision of drilling rig services between Ninotsminda Oil Company and Great Wall Drilling Company Limited

99.1	Press release, dated June 22, 2004, issued by CanArgo Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: July 2, 2004	By:	/s/ Liz Landles
Liz Landles, Corporate Secretary